                                                FILED PURSUANT TO RULE 424(b)(3)
                                            REGISTRATION STATEMENT NO. 333-50524

                           PROSPECTUS SUPPLEMENT NO. 8
                                       TO
                        PROSPECTUS DATED DECEMBER 8, 2000

                                 ALLERGAN, INC.
                     LIQUID YIELD OPTION(TM) NOTES DUE 2020
                          (ZERO COUPON -- SUBORDINATED)

                            -------------------------

         The following information supplements, and must be read in connection with, the information contained in the Prospectus, dated December 8, 2000 (the "Prospectus"), of Allergan, Inc., a Delaware corporation. This Prospectus Supplement must be delivered with a copy of the Prospectus. All capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Prospectus.

         The following information replaces in its entirety the information provided in the Prospectus under the caption "Selling Securityholders."

                            ------------------------

                             SELLING SECURITYHOLDERS

         The LYONs were originally issued by us and sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser") in a transaction exempt from the registration requirements of the Securities Act to persons reasonably believed by such Initial Purchaser to be "qualified institutional buyers" (as defined by Rule 144A under the Securities Act). The Selling Securityholders (which term includes their transferees, pledges, donees or successors) may from time to time offer and sell pursuant to this prospectus any and all of the LYONs and common stock.

         Set forth below are the names of each Selling Securityholder, the principal amount of LYONs that may be offered by such Selling Securityholder pursuant to this prospectus and the number of shares of common stock into which such LYONs are convertible. Unless set forth below, none of the Selling Securityholders has had a material relationship with us or any of our predecessors or affiliates within the past three years.

         The following table sets forth certain information received by us on or prior to February 26, 2001. However, any or all of the LYONs or common stock listed below may be offered for sale pursuant to this prospectus by the Selling Securityholders from time to time. Accordingly, no estimate can be given as to the amounts of LYONs or common stock that will be held by the Selling Securityholders upon consummation of any such sales. In addition, the Selling Securityholders identified below may have sold, transferred, or otherwise disposed of all or a portion of their LYONs since the date on which the information regarding their LYONs was provided, in transactions exempt from the registration requirements of the Securities Act.

                                                        AGGREGATE
                                                     PRINCIPAL AMOUNT
                                                       OF LYONS AT       PERCENTAGE     COMMON STOCK     COMMON STOCK
                                                    MATURITY THAT MAY    OF LYONS        OWNED PRIOR      REGISTERED
NAME                                                     BE SOLD        OUTSTANDING     TO CONVERSION      HEREBY(1)
----                                                -----------------   -----------     -------------    ------------

1976 Distribution Trust F/B/O A.R ...............
  Lauder/Zinterkhoffer ..........................    $     32,000             *                 --               184
1976 Distribution Trust F/B/O Jene A. Lauder ....          32,000             *                 --               184

                                                        AGGREGATE
                                                     PRINCIPAL AMOUNT
                                                       OF LYONS AT       PERCENTAGE     COMMON STOCK     COMMON STOCK
                                                    MATURITY THAT MAY    OF LYONS        OWNED PRIOR      REGISTERED
NAME                                                     BE SOLD        OUTSTANDING     TO CONVERSION      HEREBY(1)
----                                                -----------------   -----------     -------------    ------------

AIG Soundshore Opportunity Holding
  Fund Ltd. .....................................       4,250,000             *                 --            24,486
AIG Soundshore Strategic Holding
  Fund Ltd. .....................................       4,250,000             *                 --            24,486
AIG/National Union Fire Insurance ...............       2,035,000             *                 --            11,725
Allstate Life Insurance Company .................       5,500,000             *             31,000(2)         31,688
Aloha Airlines Non-Pilots Pension Trust .........         375,000             *                 --             2,161
Aloha Pilots Retirement Trust ...................         210,000             *                 --             1,210
American Fidelity Assurance Company .............         200,000             *                 --             1,152
American Motorist Insurance Company .............       1,309,000             *                 --             7,542
Amerisure Companies/Michigan Mutual
  Insurance Co. .................................         550,000             *                 --             3,169
AmSouth Bank, Custodian for AmSouth
  Variable Equity Income Fund ...................       2,180,000             *                 --            12,560
AmSouth Bank, Custodian for AmSouth
  Equity Income Fund ............................       4,900,000             *                 --            28,231
Arapahoe County Colorado ........................         111,000             *                 --               640
Arkansas Teachers Retirement ....................       9,113,000          1.39                 --            52,505
Arpeggo Fund, LP. ...............................       4,200,000             *                 --            24,198
Associated Electric & Gas Insurance Services
  Limited .......................................       1,000,000             *                 --             5,762
Attorney's Title Insurance Fund, Inc. ...........         500,000             *                 --             2,881
Aventis Pension Master Trust ....................         385,000             *                 --             2,218
Banc of America Securities LLC ..................         500,000             *                 --             2,881
Bancroft Convertible Fund, Inc. .................         815,000             *                 --             4,696
Bank Austria Cayman Island, Ltd. ................       2,500,000             *                 --            14,404
Baptist Health of South Florida .................         482,000             *                 --             2,777
Bay County PERS .................................         455,000             *                 --             2,621
Blue Cross Blue Shield of Florida ...............       2,000,000             *                 --            11,523
Boilermaker - Blacksmith Pension Trust ..........       2,275,000             *                 --            13,107
Boston Museum of Fine Art .......................         245,000             *                 --             1,412
British Virgin Islands Social Security
  Board .........................................          84,000             *                 --               484
BS Debt Income Fund - Class A ...................          25,000             *                 --               144
C & H Sugar Company, Inc. .......................         575,000             *                 --             3,313
CA State Automobile Assn
  Inter-Insurance ...............................       1,100,000             *                 --             6,338
CALAMOS(R) Convertible Fund -
  CALAMOS(R) Investment Trust ...................       3,690,000             *                 --            21,260
CALAMOS(R) Convertible Growth and
   Income Fund - CALAMOS(R) Investment Trust ....       2,370,000             *                 --            13,655
CALAMOS(R) Convertible Portfolio -
   CALAMOS(R) Advisors Trust ....................         150,000             *                 --               864
CALAMOS(R) Global Convertible Fund -
  CALAMOS(R) Investment Trust ...................         500,000             *                 --             2,881

                                                        AGGREGATE
                                                     PRINCIPAL AMOUNT
                                                       OF LYONS AT       PERCENTAGE     COMMON STOCK     COMMON STOCK
                                                    MATURITY THAT MAY    OF LYONS        OWNED PRIOR      REGISTERED
NAME                                                     BE SOLD        OUTSTANDING     TO CONVERSION      HEREBY(1)
----                                                -----------------   -----------     -------------    ------------

California State Automobile Inter
  Insurance .....................................         390,000             *                 --             2,247
California State Automobile Retirement
  Pension .......................................          90,000             *                 --               519
Capital Care, Inc. ..............................          60,000             *                 --               346
CareFirst of Maryland, Inc. .....................         275,000             *                 --             1,584
Charitable Convertible Securities Fund ..........         380,000             *                 --             2,189
Charitable Income Fund ..........................         150,000             *                 --               864
Chrysler Corporation Master Retirement Trust ....       2,960,000             *                 --            17,054
City of Albany Pension Plan .....................         215,000             *                 --             1,239
City of Birmingham Retirement &
  Relief System .................................       1,800,000             *                 --            10,371
City of Knoxville Pension System ................         520,000             *                 --             2,996
City University of New York .....................         271,000             *                 --             1,561
Clinton Riverside Convertible Portfolio
  Limited .......................................       3,000,000             *                 --            17,285
Conseco Annuity Assurance - Multi-bucket
  Annuity Convertible Bond Fund .................       9,000,000          1.37                 --            51,854
Conseco Fund Group - Convertible Securities
  Fund ..........................................       2,000,000             *                 --            11,523
Continental Assurance Company ...................       1,400,000             *                 --             8,066
Continental Casualty Company ....................       7,600,000          1.16                 --            43,787
Credit Suisse First Boston Corporation ..........      13,653,000          2.08                 --            78,662
Daimler Chrysler Corporation Emp. #1
  Pension Plan DTD 4/1/89 .......................       5,665,000             *                 --            32,639
DeAm Convertible Arbitrage Fund .................       3,500,000             *                 --            20,165
Delta Air Lines Master Trust (c/o Oaktree
  Capital Management, LLC) ......................       1,065,000             *                 --             6,136
Delta Airlines Master Trust .....................       4,280,000             *                 --            24,659
Dorinco Reinsurance Company .....................       1,500,000             *                 --             8,642
EB Convertible Securities Fund ..................         800,000             *                 --             4,609
Elf Aquitaine ...................................         400,000             *                 --             2,305
Ellsworth Convertible Growth and Income Fund,
  Inc ...........................................         815,000             *                 --             4,696
Engineers Joint Pension Fund ....................       1,006,000             *                 --             5,796
Enterprise Convertible Security Fund ............         127,000             *                 --               732
Fidelity Financial Trust:
  Fidelity Convertible Securities Fund (3) ......      10,800,000          1.64                 --            62,224
Fidelity Financial Trust:
  Fidelity Equity-Income Fund (3) ...............      18,103,000          2.75                 --           104,300
Fidelity Management Trust
  Company on behalf of accounts
  managed by it (4) .............................       1,097,000             *                 --             6,320
Field Foundation of Illinois ....................          40,000             *                 --               230
Finance Factors Limited .........................         450,000             *                 --             2,593
First Republic Bank .............................         175,000             *                 --             1,008
Franklin and Marshall College ...................         375,000             *                 --             2,161

                                                        AGGREGATE
                                                     PRINCIPAL AMOUNT
                                                       OF LYONS AT       PERCENTAGE     COMMON STOCK     COMMON STOCK
                                                    MATURITY THAT MAY    OF LYONS        OWNED PRIOR      REGISTERED
NAME                                                     BE SOLD        OUTSTANDING     TO CONVERSION      HEREBY(1)
----                                                -----------------   -----------     -------------    ------------

Free State Health Plan, Inc. ....................          80,000             *                 --               461
GE Pension Trust ................................       2,800,000             *                 --            16,132
Global Bermuda Limited Partnership ..............         750,000             *                 --             4,321
Genesee County Employees' Retirement
  System ........................................         475,000             *                 --             2,737
Goldman Sachs and Company .......................       3,412,000             *                 --            19,658
Grady Hospital Foundation .......................         243,000             *                 --             1,400
Greek Catholic Union ............................          35,000             *                 --               202
Greek Catholic Union II .........................          30,000             *                 --               173
Group Hospitalization and Medical
  Services, Inc. ................................         300,000             *                 --             1,728
Gryphon Domestic III, LLC .......................      12,200,000          1.86                 --            70,290
H.K. Porter Company, Inc. .......................          60,000             *                 --               346
Hamilton Partners Limited .......................       1,000,000             *                 --             5,762
Hawaiian Airlines Employees Pension
  Plan - IAM ....................................         170,000             *                 --               979
Hawaiian Airlines Pension Plan for
  Salaried Employees ............................          35,000             *                 --               202
Hawaiian Airlines Pilots Retirement Plan ........         330,000             *                 --             1,901
HealthNow New York, Inc. ........................         175,000             *                 --             1,008
Independence Blue Cross .........................         235,000             *                 --             1,354
ING Barings LLC .................................          50,000             *                 --               288
Investcorp-SAM Fund Limited .....................      13,000,000          1.98                 --            74,900
Island Insurance Convertible Account ............         310,000             *                 --             1,786
Islands Holdings ................................         125,000             *                 --               720
Jackson County Employees' Retirement
  System ........................................         375,000             *                 --             2,161
Jefferies & Co. .................................       4,000,000             *                 --            23,046
KBC Financial Products USA, Inc. ................       1,000,000             *                 --             5,762
Kerr McGee Corporation ..........................       1,750,000             *                 --            10,083
Kettering Medical Center Funded
  Depreciation Account ..........................         145,000             *                 --               835
Key Trust Convertible Securities Fund ...........         160,000             *                 --               922
Key Trust Fixed Income Fund .....................         210,000             *                 --             1,210
Knoxville Utilities Board Retirement System .....         335,000             *                 --             1,930
Lakeshore International Ltd. ....................       1,750,000             *                 --            10,083
Lancer Securities Cayman ........................       1,400,000             *                 --             8,066
Lehman Brothers Inc. ............................      54,820,000          8.34                 --           315,845
Local Universities Support Corporation ..........         108,000             *                 --               622
Louisiana Workers' Compensation Corporation .....         325,000             *                 --             1,872
Lumberman's Mutual Casualty .....................       1,039,000             *                 --             5,986
Lutheran Brotherhood ............................       3,000,000             *                 --            17,285
Lydian Overseas Partners Master Fund ............      24,000,000          3.65                 --           138,276
Macomb County Employees' Retirement System ......         325,000             *                 --             1,872
McMahan Securities Co. L.P. .....................         975,000             *                 --             5,617
Merrill Lynch Insurance Group ...................         569,000             *                 --             3,278
Merrill Lynch, Pierce, Fenner & Smith, Inc. (5) .      21,962,000          3.34                 --           126,534
Morgan Stanley & Co. ............................      20,000,000          3.04                 --           115,230

                                                        AGGREGATE
                                                     PRINCIPAL AMOUNT
                                                       OF LYONS AT       PERCENTAGE     COMMON STOCK     COMMON STOCK
                                                    MATURITY THAT MAY    OF LYONS        OWNED PRIOR      REGISTERED
NAME                                                     BE SOLD        OUTSTANDING     TO CONVERSION      HEREBY(1)
----                                                -----------------   -----------     -------------    ------------

Motion Picture Industry Health Plan -
  Active Member Fund ............................         345,000             *                 --             1,988
Motion Picture Industry Health Plan -
  Retiree Member Fund ...........................         175,000             *                 --             1,008
Museum of Fine Arts, Boston .....................          20,000             *                 --               115
Nabisco Holdings ................................          67,000             *                 --               386
Nalco Chemical Company ..........................         750,000             *                 --             4,321
Nashville Electric Service ......................         325,000             *                 --             1,872
New Orleans Firefighters Pension/Relief Fund ....         252,000             *                 --             1,452
New York Life Insurance and Annuity
  Corporation ...................................       1,250,000             *                 --             7,202
New York Life Insurance Company .................      11,250,000          1.71                 --            64,817
Nicholas Applegate Convertible Fund .............       3,165,000             *                 --            18,235
Nicholas Applegate Global Holdings Co. LP. ......          80,000             *                 --               461
Nicholas Applegate Investment Grade
  Convertible ...................................          13,000             *                 --                75
Norcal Mutual Insurance Company .................         400,000             *                 --             2,305
Occidental Petroleum ............................         433,000                               --             2,495
OCM Convertible Trust ...........................       1,355,000             *                 --             7,807
Ohio Bureau of Workers Compensation .............         302,000             *                 --             1,740
Oxford, Lord, Abbett & Co. ......................       2,750,000             *                 --            15,844
Pacific Specialty (Convertibles) ................         850,000             *                 --             4,897
Palladin Securities .............................       1,050,000             *                 --             6,050
Parker/Key Convertible Securities Fund ..........         180,000             *                 --             1,037
Parker-Hannifin Corporation .....................         190,000             *                 --             1,095
Partner Reinsurance Company Ltd. ................         590,000             *                 --             3,399
Penn Treaty Network American
  Insurance Company .............................         460,000             *                 --             2,650
PGEP III LLC ....................................       1,050,000             *                 --             6,050
Physicians Life .................................         791,000             *                 --             4,557
Physicians' Reciprocal Insurers
  Account #7 ....................................       2,000,000             *                 --            11,523
PIMCO Convertible Fund ..........................       5,900,000             *                 --            33,993
Port Authority of Allegheny County Retirement
  and Disability Allowance Plan for the
  Employees Represented by Local 85 of the
  Amalgamated Transit Union .....................       2,520,000             *                 --            14,519
Potlatch-First Trust Company of St. Paul ........         300,000             *                 --             1,728
PRIM Board ......................................       6,050,000             *                 --            34,857
ProMutual .......................................         420,000             *                 --             2,420
Putnam Asset Allocation Funds--Balanced
  Portfolio .....................................         845,000             *                 --             4,868
Putnam Asset Allocation Funds--Conservative
  Portfolio .....................................         510,000             *                 --             2,938
Putnam Convertible Income--Growth Trust .........       7,396,000          1.12                 --            42,612
Putnam Convertible Opportunities and Income
  Trust .........................................         280,000             *                 --             1,613
Quattro Fund, LLC ...............................       1,500,000             *                 --             8,642

                                                        AGGREGATE
                                                     PRINCIPAL AMOUNT
                                                       OF LYONS AT       PERCENTAGE     COMMON STOCK     COMMON STOCK
                                                    MATURITY THAT MAY    OF LYONS        OWNED PRIOR      REGISTERED
NAME                                                     BE SOLD        OUTSTANDING     TO CONVERSION      HEREBY(1)
----                                                -----------------   -----------     -------------    ------------

Queens Health Plan ..............................         125,000             *                 --               720
R2 Investments, LDC .............................      12,000,000          1.83                 --            69,138
Radian Guaranty, Inc. ...........................       2,500,000             *                 --            14,404
Ramius Capital Group Holdings, Ltd. .............         700,000             *                 --             4,033
Raytheon Master Pension Trust ...................         876,000             *                 --             5,047
RCG Lattitude Master Fund .......................         800,000             *                 --             4,609
Ret Pension Plan of the CA State Automob ........         350,000             *                 --             2,017
Rhapsody Fund LP. ...............................      14,600,000          2.22                 --            84,118
RJR Reynolds ....................................         220,000             *                 --             1,268
Salomon Brothers Asset Management, Inc. .........       1,650,000             *                 --             9,506
Salomon Smith Barney Inc. .......................       4,000,000             *                 --            23,046
San Diego City Retirement .......................       1,973,000             *                 --            11,367
San Diego County Convertible ....................       4,250,000             *                 --            24,486
Screen Actors Guild Pension Convertible .........       1,072,000             *                 --             6,176
Shell Pension Trust .............................         831,000             *                 --             4,788
Southern Farm Bureau Life Insurance .............       3,350,000             *                 --            19,301
SPT .............................................       1,830,000             *                 --            10,544
Standard Insurance Company ......................         450,000             *                 --             2,593
Starvest Combined Portfolio .....................       2,475,000             *                 --            14,260
Starvest Managed Portfolio ......................         200,000             *                 --             1,152
State Employees' Retirement Fund of the
  State of Delaware .............................       1,495,000             *                 --             8,613
State of Connecticut Combined
  Investment Funds ..............................       3,290,000             *                 --            18,955
State of Maryland Retirement System .............       5,923,000             *                 --            34,125
State of Mississippi Health Care Trust Fund .....       1,600,000             *                 --             9,218
State of Oregon/SAIF Corporation ................      14,750,000          2.24                 --            84,982
Teacher's Insurance and Annuity Association .....       7,000,000          1.06                 --            40,331
The Cockrell Foundation .........................         125,000             *                 --               720
The Dow Chemical Company Employees'
  Retirement Plan ...............................       4,550,000             *                 --            26,215
The Fondren Foundation ..........................         145,000             *                 --               835
The Grable Foundation ...........................         216,000             *                 --             1,244
Tribeca Investments LLC .........................       12,000,00          1.83                 --            69,138
UBS AG, London Branch ...........................      11,000,000          1.67                 --            63,377
UBS O'Connor LLC f/b/o UBS Global Equity
  Arbitrage Master Limited ......................       7,500,000          1.14                 --            43,211
UBS Warburg LLC .................................      54,650,000          8.31                 --           314,866
Unifi, Inc. Profit Sharing Plan and Trust .......         230,000             *                 --             1,325
United Food and Commercial Workers
  Local 1262 and Employers Pension Fund .........       1,140,000             *                 --             6,568
University of Rochester .........................         100,000             *                 --               576
University of South Florida .....................         550,000             *                 --             3,169
University of South Florida Foundation ..........          80,000             *                 --               461
Van Kampen Harbor Fund ..........................      13,700,000          2.08          2,635,165(6)         78,933
Van Waters & Rogers, Inc. Retirement Plan .......         650,000             *                 --             3,745
Vanguard Convertible Securities Fund, Inc. ......       3,725,000             *                 --            21,462
Victory Convertible Securities Fund .............         580,000             *                 --             3,342

                                                        AGGREGATE
                                                     PRINCIPAL AMOUNT
                                                       OF LYONS AT       PERCENTAGE     COMMON STOCK     COMMON STOCK
                                                    MATURITY THAT MAY    OF LYONS        OWNED PRIOR      REGISTERED
NAME                                                     BE SOLD        OUTSTANDING     TO CONVERSION      HEREBY(1)
----                                                -----------------   -----------     -------------    ------------

Victory Invest Quality Bond Fund ................          90,000             *                 --               519
Wake Forest University ..........................       1,867,000             *                 --            10,757
Writers Guild Convertible .......................         626,000             *                 --             3,607
Wyoming State Treasurer .........................       2,153,000             *                 --            12,405
All other Holders of LYONs or future transferees,
  pledges, donees or successors of any such
  Holders (7)(8) ................................      70,727,000         10.76                 --           407,494
                                                     ------------         -----          ---------         ---------
  Total .........................................    $657,451,000         100.0          2,666,165         3,787,904
                                                     ------------         -----          ---------         ---------

--------------------------
* Less than one percent.

(1)      Assumes conversion of all of the Holder's LYONs at a conversion rate of
         5.7615 shares of common stock per $1,000 principal amount at maturity of the LYONs. However, this conversion rate will be subject to adjustment as described under "Description of the LYONs - Conversion Rights." As a result, the amount of common stock issuable upon conversion of the LYONs may increase or decrease in the future.

(2) The Allstate Corporation ("Allstate") directly and through its subsidiaries currently owns 29,600 shares of Company common stock. The Agents Pension Plan (the "Pension Plan") currently owns 1,400 shares of Company common stock. The Pension Plan is a qualified ERISA plan that is maintained for the benefit of certain agents of Allstate Insurance Company ("AIC"), a subsidiary of Allstate. The Trustee for the Pension Plan holds title to all Pension Plan investments. Allstate disclaims any interest in securities held in the pension plan trust, although the Investment Committee of the Pension Plan consists of AIC officers. In the course of managing their investment portfolios, AIC and its affiliates may acquire and hold investments that exceed 10% of a class of equity securities of an issuer. The Public Equity Group of the Investment Department of AIC, which has the responsibility for the securities described herein, is not aware of any positions, offices or other material relationships involving AIC or its subsidiaries which are required to be disclosed. However, no independent investigation has been made as to whether there are or may have been any such transactions as a result of insurance activities, investment activities or other groups or divisions or actions with respect to or by such investing companies.

(3) This entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under
         Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly-owned subsidiary of FMR Corp. ("FMR"), a Massachusetts corporation. The holdings indicated are as of December 13, 2000.

(4) Shares indicated as owned by such entity are owned directly by various private investment accounts, primarily employee benefit plans for which Fidelity Trust Management Trust Company ("FMTC") serves as trustee or managing agent. FMTC is a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended. The holdings indicated are as of December 13, 2000.

(5) Merrill Lynch, Pierce, Fenner & Smith, Inc. was the Initial Purchaser in a private placement of the LYONs by the Company on November 1, 2000. Merrill Lynch, Pierce, Fenner & Smith, Inc. is not aware of any position, office or directorship relationship with the Company or its affiliates. However, it may or may not have, from time to time, acted in a financial investment advisory capacity to the Company.

(6) Van Kampen Asset Management, Inc. is the investment advisor to the Van Kampen Harbor Fund and has discretionary authority over its portfolio. Van Kampen Asset Management, Inc. is also the investment advisor to a number of other funds. Those funds hold an aggregate amount of 2,635,165 shares of common stock of the Company.

(7) Information about other Selling Securityholders will be set forth in prospectus supplements, if required.

(8) Assumes that any other Holders of LYONs, or any future transferees, pledgees, donees or successors of or from any such other Holders of LYONs, do not beneficially own any common stock other than the common stock issuable upon conversion of the LYONs at the initial conversion rate.

         The preceding table has been prepared based upon information furnished to us by the Selling Securityholders in the table. From time to time, additional information concerning ownership of the LYONs and common stock may rest with certain Holders thereof not named in the preceding table, with whom we believe we have no affiliation.

         The Selling Securityholders listed in the above table may have sold or transferred, in transactions exempt form the registration requirements of the Securities Act, some or all of their LYONs since the date on which the information is presented in the above table. Information about the Selling Securityholders may change over time. Any changed information will be set forth in prospectus supplements.

         Because the Selling Securityholders may offer all or some of their LYONs or the underlying common stock from time to time, we can not estimate the amount of the LYONs or the underlying common stock that will be held by the Selling Securityholders upon the termination of any particular offering. See "Plan of Distribution."

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 27, 2001


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